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                                                               Exhibit 99.(p)(1)

                              MAIRS AND POWER, INC.

                                 CODE OF ETHICS

In accordance with Rule 17j-1 and Rule 204A-1 under the Investment Company Act of 1940 (the "Act"), Mairs and Power, Inc. has adopted the following code of ethics.

     1. All access persons, namely officers and advisory persons of Mairs and Power, Inc. or either of the Funds which it advises (the "Funds"), shall be familiar with Rule 17j-1 and Rule 204A-1 under the Act and be governed by the spirit they represent. Access persons shall act at all times with openness, honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships. Any material relationship or transaction that reasonably could be expected to give rise to such a conflict of interest shall be reported to the Chief Compliance Officer.

     2. No access person, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund shall

               (a)  employ any device, scheme or artifice to defraud the Fund;

               (b) make to the Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

               (d) engage in any manipulative practice with respect to the Fund.

     3. Access persons shall be required to submit an initial list of covered security holdings and the related accounts holding these securities within 10 days of becoming an access person. The list shall include all covered securities where the access person had any direct or indirect beneficial ownership interest and the date the list was submitted. The list of holdings must be current as of a date not more than 45 days prior to the individual becoming an access person. Subsequent covered security lists shall be submitted no less frequently than annually thereafter. Holdings in either of the Funds must be included in both the initial list and in subsequent annual lists.

     4. No access person, or a person acting on his or her behalf, shall act in such a way as to benefit materially from the knowledge that the Fund has taken or is

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          considering taking an investment position in a security, where such an action by the Fund is likely to influence the market price of that security. In such cases, all access persons are prohibited from executing personal transactions on a day during which the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, each Fund portfolio manager is prohibited from buying or selling a security within at least seven calendar days before and after the Fund that he or she manages trades in that security. All trades by access persons in securities either held by the Fund or being considered for purchase by the Fund require preclearance authorization before execution. Such trades shall be executed only during the last half hour of trading so as not to inhibit Fund transactions. Preclearance is also specifically required for the purchase of any IPO's and/or private placements.

     5. Access persons (other than directors who are not "interested persons" within the meaning of section 2(a)(19) of the Act) are required to report all transactions within 30 days of the end of each calendar quarter. A director who is not an "interested person" will not be required to report transactions, except where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or its investment advisor. The quarterly report shall include the date, description of security, amount, number of shares, type of transaction (buy or sell), price and broker use. A signed statement by each access person will be required on a quarterly basis even if no personal trades were executed during the previous three-month period. A copy of each report shall be kept for a period of at least five years following the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     6. Preclearance of purchases or reemeptions of shares of the Funds is not required, nor do such transactions need to be included in the quarterly report of security transactions described in #5 above. However, access persons are required to submit to the Chief Compliance Officer of the Funds a copy of all Fund confirmations for trades made by said access person within ten days of the date of the confirmation.

     7. It shall be the responsibility of the Chief Compliance Officer designated by the Board to report quarterly to the Board of Directors any violations of this code. Access persons who observe any violations of the Code must promptly report them to the Chief Compliance Officer. The Chief Compliance Officer shall provide the Board at least annually with a written report attesting to a full review of compliance activities and detailing any violations that have taken place since the last report. Violations shall be

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          recorded, with an appropriate course of action, and kept for at least five years following the end of the fiscal year in which the violations occurs.

     8. The Fund shall indentify each access person, supply each access person with a copy of this code, and any amendments thereto, and shall inform such persons of their duty to report covered security holdings and transactions. Each access person shall acknowledge receipt in writing.

     9. A copy of this code of ethics shall be kept in an easily accessible place.

Code of Ethics revised 2/1/00
Code of Ethics approved by Board of Directors 4/14/00
Code of Ethics revised and approved by Board of Directors 9/15/04
Access Persons page revised 7/21/04

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                     Access Persons and Acknowledgement Page
                   Mairs and Power, Inc. Code of Ethics Policy

The following persons are identified as access persons with regard to Mairs and Power, Inc., or either of the Funds which it advises.

I have read and understand the foregoing procedures and will comply in all respects with such procedures.

NAME                         DATE                      HIRE DATE

                                                       01/01/52
---------------------        --------------------
George A. Mairs, III

                                                       06/15/92
---------------------        --------------------
William B. Frels

                                                       04/01/94
---------------------        --------------------
Peter G. Robb

                                                       02/13/84
---------------------        --------------------
Rosemary C.Schultz

                                                       07/30/90
---------------------        --------------------
Michelle L. Maltby

                                                       02/17/93
---------------------        --------------------
Lisa J. Hartzell

                                                       09/15/95
---------------------        --------------------
Beverly A Coulthart

                                                       02/05/96, temporary
---------------------        --------------------      10/01/96, permanent
Geraldine M. Sundberg

                                                       03/30/98
---------------------        --------------------
Manana Bro

                                                       07/29/98
---------------------        --------------------
Janice L.Ledman

                                                       01/18/99
---------------------        --------------------
John K. Butler

                                                       11/8/99, temporary
---------------------        --------------------      12/27/99, permanent
Jane M. Rossini

                                                       12/31/01
---------------------        --------------------
Ronald L. Kaliebe

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                                                       02/19/02
---------------------        --------------------
Jon A. Theobald

                                                       06/17/03
---------------------        --------------------
Susan K. Crawford

                                                       09/15/04
---------------------        --------------------
Connie L. Spreigl

                                                       12/29/03
---------------------        --------------------
Loreen E. Blood

                                                       06/28/04
---------------------        --------------------
Mark L. Henneman

Code of Ethics revised 2/1/00
Code of Ethics approved by Board of Directors 4/14/00
Code of Ethics revised and approved by Board of Directors 9/15/04
Access Persons page revised 7/21/04